UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 1, 2016
Date of Report (Date of earliest event reported)

AGRIEURO CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-183797	41-2282815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Sos. Iancului Nr. 60, Apt. 1, Sector 2 Suite 215 Bucaresti Sos. Iancu Romania	021727
(Address of principal executive offices)	(Zip Code)

+40 373 78 0240
Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On November 1, 2016, the Board of Directors of AgriEuro Corp. (the “Company”) entered into a Loan Agreement with AJX Solution Ltd. Cyprus, a Cypriot corporation (“AJX”), whereby AJX agreed to provide loans to the Company by way of periodic advances during the next twelve (12) months in an aggregate amount not to exceed USD$500,000.00.  The loans made to the Company by AJX shall accrue interest at an annual rate of six percent (6%) per annum and will be due for repayment by the Company on the second (2nd) anniversary date of the Loan Agreement.

AJX, through a wholly-owned subsidiary, owns a total of 172 million shares of the Company’s common stock, which represents 67.18% of the Company’s total issued and outstanding shares of capital stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRIEURO CORP.

DATE: December 7, 2016

By:      /s/ Radu Cosmin Monda
Name: Radu Cosmin Monda
Title:   CEO